Exhibit 1

JOINT FILING AGREEMENT

In accordance with Rule 13d-1(k) under the Securities Exchange Act of 1934, as amended, the persons named below agree to the joint filing on behalf of each of them of a statement on Schedule 13G (including amendments thereto) with respect to the Class A Common Stock, par value $0.0001 per share, of Artemis Strategic Investment Corporation, and further agree that this Joint Filing Agreement be included as an Exhibit to such joint filing. In evidence thereof, the undersigned hereby execute this Agreement.

Dated: November 1, 2021

Arena Special Opportunities Partners II, LP

Arena Special Opportunities Partners (Cayman Master) I, LP

Arena Investors, LP

Arena Special Opportunities Partners (Onshore) II GP, LLC

Arena Special Opportunities Partners (Offshore) GP, LLC

Arena Investors GP, LLC

ARENA SPECIAL OPPORTUNITIES PARTNERS II, LP
By: Arena Special Opportunities Partners (Onshore) II GP, LLC, its General Partner

/s/ Lawrence Cutler
Name: Lawrence Cutler
Title: Authorized Signatory

ARENA SPECIAL OPPORTUNITIES PARTNERS (CAYMAN MASTER) I, LP
By: Arena Special Opportunities Partners (Offshore) GP, LLC, its General Partner

/s/ Lawrence Cutler
Name: Lawrence Cutler
Title: Authorized Signatory

ARENA INVESTORS LP
By: Arena Investors GP, LLC, its General Partner

/s/ Lawrence Cutler
Name: Lawrence Cutler
Title: Authorized Signatory

ARENA SPECIAL OPPORTUNITIES PARTNRS (ONSHORE) II GP, LLC

/s/ Lawrence Cutler
Name: Lawrence Cutler
Title: Authorized Signatory

ARENA SPECIAL OPPORTUNITIES PARTNRS (OFFSHORE) GP, LLC

/s/ Lawrence Cutler
Name: Lawrence Cutler
Title: Authorized Signatory

ARENA INVESTORS GP, LLC

/s/ Lawrence Cutler
Name: Lawrence Cutler
Title: Authorized Signatory